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SOLICITED BY THE                                                  EXHIBIT (99)-1
BOARD OF DIRECTORS
                                     PROXY

                            COMMERCE BANK OF ALABAMA

    The undersigned hereby constitutes and appoints            and            ,
or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Commerce Bank of Alabama ("Commerce") which the undersigned would be entitled to vote if personally present at the Special
Meeting of Shareholders to be held at                ,            .m., local
time, on            , 1998, and at any adjournment or postponement thereof (the
"Special Meeting") upon the proposal described in the Prospectus-Joint Proxy Statement and the Notice of Special Meeting of Shareholders, both dated
           , 1998 as follows:

    1. MERGER. To consider and vote upon a proposal to approve the Third Amended and Restated Reorganization Agreement and Plan of Merger, dated as of April 6, 1998, by and among Commerce, The Banc Corporation, a Delaware corporation (the "Corporation") and The Bank pursuant to which Commerce will merge with The Bank, a subsidiary of the Corporation, and the holders of Commerce common stock will receive Corporation common stock, all as more fully described in the accompanying Prospectus-Joint Proxy Statement.

        FOR  [ ]                  AGAINST  [ ]                  ABSTAIN  [ ]

    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

    Please sign exactly as name appears on the related envelope. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                Dated:
                                                      --------------------, 1998

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF COMMERCE AND MAY BE REVOKED PRIOR TO ITS EXERCISE.